Exhibit 99.1

FOR IMMEDIATE RELEASE

June 3, 2019

Vical and Brickell Announce Merger Agreement

•	Combined Company Well-Capitalized with Approximately $35 Million in Cash and up to $25 Million in Near-Term R&D Funding

•	Pivotal Phase 3 Clinical Trials for Brickell’s Lead Product Candidate, Sofpironium Bromide, in Patients with Axillary Hyperhidrosis Planned for Q4 2019

•	Companies to Host Conference Call/Webcast at 8:30 a.m., Eastern Time, Monday June 3, 2019

SAN DIEGO, CA and BOULDER, CO — June 3, 2019 — Vical Incorporated (“Vical”) (Nasdaq:VICL) and Brickell Biotech, Inc. (“Brickell”), a privately-held clinical-stage medical dermatology company, today announced they entered into a definitive merger agreement (the “Merger”) under which Brickell would merge with a wholly-owned subsidiary of Vical in an all-stock transaction. The Merger would create a pharmaceutical company focused on developing novel and differentiated prescription therapies addressing unmet patient needs in hyperhidrosis, cutaneous T-cell lymphoma, psoriasis, and other debilitating dermatologic disorders. Brickell’s lead pipeline asset, sofpironium bromide, is a pivotal Phase 3-ready topical soft anticholinergic intended for axillary hyperhidrosis. Brickell’s development partner, Kaken Pharmaceutical, Co, LTD (“Kaken”), has reported positive Phase 3 results in a clinical trial conducted in Japan. Upon closing of the transaction, the combined company would operate under the name, Brickell Biotech, Inc. and trade on the Nasdaq Capital Market under a new ticker symbol still to be determined.

Proposed Transaction Details

Under the terms of the Merger, it is anticipated that existing Vical stockholders will own 40% of the combined company and Brickell stockholders will own 60% of the combined company, in each case upon completion of the Merger and subject to assumptions regarding the calculation of the fully diluted shares of the parties. The ownership split is based on a $60 million valuation for Brickell and a $40 million valuation for Vical, a premium to the 30-day volume weighted average share price of Vical. The actual allocation between the two groups of stockholders is subject to adjustment based on Vical’s and Brickell’s respective net cash and net working capital balances prior to the completion of the Merger. The transaction has been approved by the boards of directors of both companies and the required percentage of stockholders of Brickell needed to approve the transaction. The Merger is anticipated to close in the third quarter of 2019, subject to customary closing conditions, including approval of the Merger by the stockholders of Vical, and the satisfaction of the closing conditions to the Funding Agreement (described below).

“Following an extensive review of many strategic alternatives, we decided that the proposed Merger with Brickell provides the best opportunity for Vical’s stockholders,” said Vijay B. Samant, President and Chief Executive Officer of Vical. “We believe that Brickell’s lead compound, sofpironium bromide, based upon all of the clinical data generated to-date, has the potential to be a best-in-class treatment for axillary hyperhidrosis. We are optimistic that the strength of the Brickell executive leadership team, which has experience launching several drugs with other pharmaceutical companies, coupled with an innovative pipeline of new chemical entities for impactful skin diseases, will enable the combined company to reach significant value inflection points.”

An affiliate of NovaQuest Capital Management, LLC (“NovaQuest”) has committed up to $25 million in near-term research and development funding to Brickell following the closing of the Merger (the “Funding Agreement”). Immediately following the closing of the Funding Agreement, the combined company will issue a warrant to NovaQuest to purchase shares of Vical common stock in an amount based on 10% warrant coverage on the $25 million funding commitment and the exchange ratio for the Merger. The combined company intends to use proceeds from NovaQuest, in addition to Vical’s cash balance expected to be approximately $35 million at the closing of the Merger, to primarily fund the development of sofpironium bromide through Phase 3 clinical trials in axillary hyperhidrosis.

“We are excited about the opportunities created by this Merger as we expect it to provide us with the funding to complete our two planned pivotal Phase 3 trials of sofpironium bromide in patients axillary hyperhidrosis, with topline data expected in Q4 2020,” explained Robert B. Brown, Chief Executive Officer of Brickell. “In addition, the strong closing balance sheet would allow Brickell to further develop our key pipeline assets for the treatment of other skin diseases.”

For this transaction: MTS Health Partners, L.P. served as financial advisor, and Cooley LLP served as legal counsel to Vical, and BMO Capital Markets served as financial advisor, and Mayer Brown LLP served as legal counsel to Brickell. Wyrick Robbins Yates & Ponton LLP served as legal counsel to NovaQuest.

Management and Board of Directors

Following the Merger, the combined company will be led by the current Brickell management team, including, Robert Brown as Chief Executive Officer, Andy Sklawer, Co-Founder and Chief Operating Officer, Deepak Chadha, Chief R&D Officer, R. Michael Carruthers, Chief Financial Officer, Gary Walker, Chief Marketing Officer, and David McAvoy, General Counsel. The corporate headquarters will be located in Boulder, Colorado.

The board of directors of the combined company will be comprised of seven directors, including five current directors of Brickell: Reginald Hardy, Chairman, Robert Brown, Dennison Veru, Dr. William Ju and George Abercrombie, and two current directors of Vical. Charles Stiefel will serve as the Chairman of the combined company’s Dermatology Advisory Board.

Conference Call and Webcast

Vical and Brickell will host a conference call and webcast today, June 3, 2019, at 8:30 a.m. Eastern Time, to discuss the Merger. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 323-794-2149 (preferred), or 888-389-5992 (toll-free), and reference confirmation code 8101941. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial 719-457-0820 (preferred) or 888-203-1112 (toll-free) and enter replay passcode 8101941. The webcast will also be available live and archived through the events page at www.vical.com.

About Sofpironium Bromide

Sofpironium bromide is a new molecular entity and “soft” drug that belongs to a class of medications called anticholinergics. Anticholinergics block the action of acetylcholine, a chemical that transmits signals within the nervous system that are responsible for a range of bodily functions, including the activation of sweat glands. Soft drugs, such as sofpironium bromide, exert their action topically and are rapidly metabolized once absorbed into the blood. This mechanism of action may allow for highly effective doses to be used while limiting systemic side effects associated with other drugs in this class.

Based upon the positive results achieved from three completed Phase 2b clinical trials (two in the United States and one in Japan via Kaken), Kaken’s recently completed pivotal Phase 3 clinical trial in subjects with primary axillary hyperhidrosis in Japan (achieved statistical significance (p<0.05) for primary and all secondary efficacy endpoints), as well as Brickell’s ongoing Phase 3 long-term safety study in 300 subjects with primary axillary hyperhidrosis in the United States (fully enrolled), Brickell intends to initiate two pivotal Phase 3 clinical trials in 450 subjects (per study) with primary axillary hyperhidrosis in the United States in the fourth quarter of 2019. Results from the pivotal Phase 3 clinical trials are expected in Q4 2020.

Kaken’s recent success in Phase 3, coupled with both companies’ positive Phase 2b clinical trial results, reinforces Brickell’s confidence in sofpironium bromide as a potential best-in-class new treatment option for the millions of people in the United States and Japan suffering daily on a chronic basis with hyperhidrosis.

About Hyperhidrosis

Hyperhidrosis is a life-altering medical condition affecting an estimated 15.3 million people or 4.8% of the population in the United States. Of these, 70% report severe excessive sweating in at least one body area. The most common area is the underarms, followed by the face, palms of the hands and the soles of the feet. Nearly half (49%) of people with hyperhidrosis have not discussed their condition with a healthcare professional, either because they believe that it is not a medical condition or that no treatment options exist. Additionally, 75% of subjects with hyperhidrosis say that it has had negative impact on their social life, sense of well-being, and emotional and mental health. Doolittle et al. Arch Dermatol Res (2016).

About Vical

Vical Incorporated is a company historically focused on research and development of biopharmaceutical products for prevention and treatment of chronic or life-threatening infectious diseases, including antiviral and antifungal candidates in clinical development. In February 2019, Vical discontinued clinical development of its lead candidate, VL-2397. Additional information on Vical is available at www.vical.com.

About Brickell

Brickell Biotech, Inc. is a clinical-stage pharmaceutical company focused on developing innovative and differentiated prescription therapeutics for treatment of skin diseases. The company’s pipeline consists of potential novel therapeutics for hyperhidrosis, cutaneous T-cell lymphoma, psoriasis, and other prevalent severe skin diseases. Brickell’s executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at several large global pharmaceutical companies and successful start-up biotechs while launching products around the world which achieved billion dollar blockbuster, first-in-class and/or iconic status, such as Prozac®, Gemzar®, Cialis®, Evista®, Talz®, Humulin®, Cymbalta®, Dysport®, Juvederm® and Kybella®. Brickell’s strategy is to leverage this experience to in-license, acquire, develop and commercialize innovative products that Brickell believes can be successful in the currently under-served dermatology marketplace. For more information, visit www.brickellbio.com.

About NovaQuest

NovaQuest Capital Management is a leading investor in life sciences and healthcare through its Product Finance and Private Equity strategies. NovaQuest formed in 2000 with the vision of building an investment platform to provide strategic capital to life sciences and healthcare companies. Today, NovaQuest Capital Management manages over $2 billion through its Product Finance and Private Equity strategies. The investment team consists of highly seasoned operational and investment professionals with significant investment experience and deep life science and healthcare expertise. Furthermore, NovaQuest benefits from an extensive network of industry experts and relationships that assist in identifying, analyzing and growing NovaQuest portfolio companies and investments. For more information, please visit www.novaquest.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements made in this press release relating to future financial, business and/or research and clinical performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, the potential closing date of the Merger, the amount of the combined company’s cash balance at closing, the potential receipt of additional R&D funding and the timing thereof, the potential benefits of the Merger or of Brickell’s product candidates, the anticipated ownership of the combined company, the anticipated timing, scope and design of future clinical trials, and the prospects for commercializing any product candidates, are forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Brickell, Vical or the management of either company, before or after the Merger, may identify forward-looking statements. Brickell and Vical caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the timing and completion of the Merger, the parties’ ability to satisfy the closing conditions of the Merger and the funding agreement with NovaQuest, whether or when the combined company will achieve any of the milestones in the funding agreement with NovaQuest, potential delays in product development, unanticipated demands on cash resources, risks associated with developing, obtaining regulatory approval for and commercializing novel therapeutics and whether any anticipated benefits of the Merger will be realized. Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in Vical’s filings with the United States Securities and Exchange Commission (SEC), which are available at www.sec.gov. The forward-looking statements represent the estimates of Brickell and Vical as of the date hereof only, and Vical and Brickell specifically disclaim any duty or obligation to update forward-looking statements.

Non-Solicitation

This communication does not constitute an offer to sell or solicitation of an offer to buy any securities or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Vical and Brickell. In connection with the proposed transaction, Vical will file a definitive proxy statement and a proxy card with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE VICAL PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT VICAL MAY FILE WITH THE SEC WHEN THEY

BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Vical with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Vical’s website, or by directing a written request to: Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121, Attention: Investor Relations.

Vical and its directors and executive officers and Brickell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Vical in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Vical is included in Vical’s Definitive Proxy Statement on Schedule 14A relating to the 2018 Annual Meeting of Stockholders, filed with the SEC on April 9, 2018. This document is available free of charge at the SEC website (www.sec.gov), at Vical’s website, or by directing a written request to Vical as described above.

Brickell Contacts:

Elizabeth Kolln

646-805-2080

Elizabeth.kolln@finsbury.com

Andy Sklawer

Co-Founder & Chief Operating Officer

305-582-4657

asklawer@brickellbio.com

Vical Contacts:

Anthony Ramos

Vice President and Chief Financial Officer

ir@vical.com

Andrew Hopkins

(858) 646-1127

Website: www.vical.com